                                  BROWN & WOOD

 555 California Street       ONE WORLD TRADE CENTER    815 CONNECTICUT AVENUE, N.W.
SAN FRANCISCO, CA 94104        NEW YORK, N.Y. 10048        WASHINGTON, D.C. 20006
TELEPHONE: 415-398-3909      TELEPHONE: 212-839-5300      TELEPHONE: 202-223-0220
FACSIMILE: 415-397-4621      FACSIMILE: 212-839-5599      FACSIMILE: 202-223-0485

10900 WILSHIRE BOULEVARD                                      BLACKWELL HOUSE
LOS ANGELES, CA 90024                                         GUILDHALL YARD
TELEPHONE: 213-208-4343                                       LONDON EC2V 5AB
FACSIMILE: 213-208-5740                                   TELEPHONE: 071-606-1888
                                                          FACSIMILE: 071-796-1807

June 19, 1990

Merrill Lynch Short-Term Global Income Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Gentlemen:

We have acted as counsel for Merrill Lynch Short-Term Global Income Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), in connection with the organization of the Fund, its registration as an open-end investment company under the Investment Company Act of 1940 and the registration of an indefinite number of its shares of common stock, Class A and Class B, par value $.10 per share (the "Shares"), under the Securities Act of 1933 to be effected pursuant to a registration statement on Form N-1A (File Nos. 33-34476 and 811-6089), as amended (the "Registration Statement").

As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, the By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and nonassessable shares of common stock of the Fund.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                  Very truly yours,

                  /s/ Brown & Wood